Exhibit 99.1

Update On Nasdaq Listing

Meeting Held with Listing Qualifications Panel on October 6;

Letter Regarding Bid Price Compliance Received as Expected

SAN FRANCISCO — October 18, 2005—Critical Path, Inc. (Nasdaq:CPTH), a leading provider of messaging software and services, today announced that, as expected, it received a letter from the staff of the Nasdaq Stock Market on October 12, 2005, notifying the company that its failure to comply with the Minimum Bid Price requirement, as detailed in Marketplace Rules 4450(b)(4) and 4450(e)(2), serves as a basis for the delisting of the company’s common stock from the Nasdaq National Market. Critical Path believes that it can address this requirement through a reverse split that was approved by the company’s shareholders on November 16, 2004. The company intends to make a determination whether to execute a reverse stock split upon the final decision of Nasdaq’s Listing Qualifications Panel with whom Critical Path met on October 6, 2005.

On October 6, 2005, members of Critical Path’s management met with the Nasdaq Listing Qualifications Panel to discuss the company’s failure to meet the Minimum Market Value requirement of the Nasdaq Stock Market. The panel is expected to render a decision within the next four weeks with respect to the company’s continued listing on the Nasdaq National Market. Such decision could result in the continued listing of the company’s stock, an extension of time to achieve compliance with Nasdaq Marketplace Rules, or immediate delisting from the Nasdaq National Market. As a follow-up to its meeting with the Listing Qualifications Panel, Critical Path has submitted a plan to Nasdaq that, if approved by Nasdaq and executed upon by the company, Critical Path believes will allow the company to regain compliance with the applicable Nasdaq Marketplace Rules and, as a result, remain listed on the Nasdaq National Market. The company will remain listed on the Nasdaq National Market, pending the decision of the Listing Qualifications Panel.

For recent news and information about Critical Path, please visit www.criticalpath.net.

About Critical Path, Inc.

Critical Path’s Memova™ solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova™ Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova™ Anti-Abuse protects consumers against viruses and spam. Memova™ Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Forward-Looking Statements: This press release contains forward-looking statements by the Company and its executives regarding the Company’s continued listing on the Nasdaq Stock Market, the hearing process with the Nasdaq Listing Qualifications Panel and the company’s intention to execute on the proposed plan of compliance submitted to Nasdaq, including the reverse stock split. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, its Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31 and June 30,2005, Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their respective holders.

Investors – for additional information, contact:

Critical Path Investor Relations

+1 415 541 2619

ir@criticalpath.net

Reporters, Editors – for additional information, contact:

Michelle Weber, Critical Path Corporate Communications

+1 415 541 2575

pr@criticalpath.net